UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2004

Homestore, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30700 Russell Ranch Road, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 557-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

Homestore, Inc. (the "Company") maintains the Homestore.com, Inc. 1999 Employee Stock Purchase Plan (the "Plan"). The Plan provides employees with the opportunity to have up to 15% of their annual base earnings withheld, but not to exceed $15,000, to purchase the Company’s common stock.

Although the Plan contains an evergreen provision providing for an automatic increase of shares available for issuance each January, the Plan is currently out of available shares. Pursuant to its authority under Section 25 of the Plan, the Company’s Board of Directors terminated the Plan on December 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homestore, Inc.

December 15, 2004	By:	/s/ Michael R. Douglas

Name: Michael R. Douglas
Title: Executive Vice President and General Counsel